                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                           ENERGY WEST, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                      COMMITTEE TO RE-ENERGIZE ENERGY WEST
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                    THE COMMITTEE TO RE-ENERGIZE ENERGY WEST

                 AN IMPORTANT MESSAGE TO OUR FELLOW SHAREHOLDERS

Dear Fellow Energy West Shareholders:

The Committee to Re-Energize Energy West needs your help to elect our three highly qualified nominees to the board of Energy West, Incorporated. As owners of 9.98% of Energy West stock, our goal is simple: to reinstate the quarterly cash dividend to shareholders and to maximize the earnings and value of Energy West's stock.

In every other annual election of directors, Energy West's board picked the candidates, and you as a shareholder, had no other choices. In this election you have a real choice.

Our nominees, Lawrence P. Haren, Richard M. Osborne and Thomas J. Smith, are highly qualified senior executives who will aggressively advocate the best interests of you and other shareholders. We urge you to review our nominees' respective biographies (see attached). Please ask yourself why is Energy West spending tens of thousands of dollars (of what is effectively your money) to keep three highly qualified nominees off the board?

Before voting, please review Energy West's dismal financial and stock performance since fiscal 2001:

- Energy West has eliminated your quarterly cash dividend for the first time since 1944.

- Energy West's shares have lost more than half of its value dropping from a high of $14.10 per share in the first quarter of fiscal 2002 to a closing price of $6.01 per share on October 29, 2003.

- Energy West's net income has declined a staggering $2.9 million from fiscal 2001.

Do not be swayed by the entrenched board and management's recent letter (dated October 22) in which they acknowledge their complacency with maintaining stock prices at historic levels rather than striving to duplicate the results that Energy West achieved in fiscal 2001. Do you want a board that accepts mediocrity?

The incumbent board and management also admitted their frustration with Energy West's performance, yet fail to elaborate on any plans or actions that will reverse the effects of the past two years. It seems that part of the incumbent board's plan is to lead you to believe that you don't have a choice in how the company is run. But that isn't true. You have a democratic right as an owner of Energy West to re-energize your company and bring new leadership to its board of directors.

                THE ANNUAL MEETING IS NOVEMBER 12 -- DON'T DELAY

If you have not done so already, or if you have already sent in the white proxy card, we urge you to sign, date and mail the enclosed BLUE proxy card today. If any of your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct them to vote your shares for our nominees on the BLUE proxy card. We urge you to DISCARD THE WHITE PROXY CARD. If you have any questions, you can contact our proxy solicitor, D.F. King & Co., Inc., at 1-800-628-8532. If you are a registered shareholder, you may also fax both sides of your signed proxy card to D.F. King at 718-707-0386.

Time is short.  Please vote today!

October 31, 2003

/s/ Richard M. Osborne        /s/ Thomas J. Smith        /s/  Lawrence P. Haren
------------------------    ------------------------    ------------------------
   RICHARD M. OSBORNE             THOMAS J. SMITH             LAWRENCE P. HAREN

              THE COMMITTEE TO RE-ENERGIZE ENERGY WEST'S CANDIDATES
                   FOR THE BOARD OF ENERGY WEST, INCORPORATED

LAWRENCE P. HAREN

Mr. Haren, age 49, is the President of Northeast Ohio Natural Gas Corp. He has been the President of the company and its predecessor since 1999. Northeast Ohio Natural Gas Corp. is located at 5640 Lancaster-Newark Road, NE, Pleasantville, Ohio 43148. From January 1999 through June 2003, Mr. Haren was also the President of Marbel Energy Corporation, a holding company involved in the exploration, production, transmission and distribution of natural gas and oil. Mr. Haren was also the Treasurer and a director of Backoffice Operations at FirstEnergy Trading Services, Inc., a company involved in the aggregation of commodities for delivery to wholesale and retail customers, from January 1999 though October 2001. In addition, from January 1998 through January 1999, he was the Vice President of Northeast Ohio Operating Co., an energy holding company, and Northeast Ohio Gas Marketing Co., a gas marketing company. The business address for Mr. Haren is P.O. Box 430, Lancaster, Ohio 43130.

RICHARD M. OSBORNE

Mr. Osborne, age 58, is the President and Chief Executive Officer of OsAir, Inc., a company he founded in 1963, which operates as a property developer and manufacturer of industrial gases for pipeline delivery. OsAir, Inc. is headquartered at 8500 Station Street, Suite 113, Mentor, Ohio 44060. From 1994 to October 2003, he served in various capacities, including, director, Vice Chairman of the Board and Chairman of the Board of GLB Bancorp, Inc., a publicly-held bank holding company headquartered at 7001 Center Street, Mentor, Ohio 44060. Since September 1998, Mr. Osborne has been Chairman of the Board and Chief Executive Officer of Liberty Self-Stor, Inc., a publicly-held self-managed real estate investment trust that manages, acquires, develops, expands and operates self-storage facilities. Liberty Self-Stor, Inc. is headquartered at 8500 Station Street, Suite 100, Mentor, Ohio 44060. Mr. Osborne is the sole Manager of Turkey Vulture Fund XIII, Ltd., which began operating in January
1995 to acquire, hold, sell or otherwise invest in all types of securities and other investments. Turkey Vulture Fund is located at 8500 Station Street, Suite 113, Mentor, Ohio 44060. The business address of Mr. Osborne is 8500 Station Street, Suite 113, Mentor, Ohio 44060.

THOMAS J. SMITH

Mr. Smith, age 59, has been President, Chief Operating Officer and a director of Liberty Self-Stor, Inc. since September 1998. Liberty Self-Stor, Inc. is located at 8500 Station Street, Suite 100, Mentor, Ohio 44060. From April 1, 1996 to December 29, 1999, Mr. Smith served as the Executive Operating Manager of Liberty Self-Stor II, Ltd., an Ohio limited liability company which owned and operated a truck rental business. Mr. Smith served as a director of GLB Bancorp, Inc. from 1994 to October 2003. The business address of Mr. Smith is 8500 Station Street, Suite 100, Mentor, Ohio 44060.

                       PROXY CARD FOR 2003 ANNUAL MEETING
                OF THE SHAREHOLDERS OF ENERGY WEST, INCORPORATED

             SOLICITED BY THE COMMITTEE TO RE-ENERGIZE ENERGY WEST
               IN OPPOSITION TO THE INCUMBENT BOARD OF DIRECTORS

   This proxy will be voted in accordance with your instructions specified below. If you do not give any specific instructions, this proxy will be voted FOR the election of the Committee's nominees, Lawrence P. Haren, Richard M. Osborne and Thomas J. Smith. IN ADDITION, THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION FOR ANY SUBSTITUTE NOMINEES AS THE PROXIES MAY SELECT IF ANY NOMINEE NAMED BELOW IS UNABLE TO SERVE AND ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

   Shareholders have the right to vote cumulatively in the election of directors and at the Annual Meeting and we intend to invoke our right to cumulate our votes for the election of our nominees, Lawrence P. Haren, Richard M. Osborne and Thomas J. Smith. THIS PROXY CARD GIVES OUR PROXIES FULL DISCRETIONARY AUTHORITY TO VOTE CUMULATIVELY AND TO ALLOCATE VOTES AMONG MESSRS. HAREN, OSBORNE AND SMITH, UNLESS AUTHORITY TO VOTE FOR ANY OF THEM IS WITHHELD BELOW.

   Please mark an "X" in the appropriate box below. We recommend that you vote FOR our nominees, Lawrence P. Haren, Richard M. Osborne and Thomas J. Smith.

[ ] For our director nominees  [ ]  For all except as specified:  [ ] Withhold for all
                                    Lawrence P. Haren
                                    Richard M. Osborne
                                    Thomas J. Smith

   YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE BY LINING THROUGH OR OTHERWISE STRIKING OUT THAT NOMINEE'S NAME IN THE LIST ABOVE. IF YOU WITHHOLD DISCRETIONARY AUTHORITY TO VOTE FOR ANY OF THE NOMINEES, WE WILL ALLOCATE YOUR VOTES AMONG THE REMAINING NOMINEES IN THE DISCRETION OF THE PROXIES NAMED HEREIN.

                  (Continued, and to be signed, on other side)

                          (Continued from other side)

   The undersigned hereby appoints Richard M. Osborne or Thomas J. Smith, or either of them, with full power of substitution, as proxies to vote, as indicated above, for and in the name of the undersigned all shares of Energy West, Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Energy West, Incorporated scheduled to be held on November 12, 2003 at the Civic Center, located at Park Drive and Central Avenue, Great Falls, Montana 59401, and at any adjournments or postponements of the meeting.

   This proxy card revokes all proxies previously given by the undersigned.

   Please sign exactly as your name appears on this proxy card. All joint owners should sign. If you are signing in a fiduciary capacity or as a corporate officer, please also provide your full title.

                                                    Date ---------------- , 2003

                                                    ----------------------------
                                                    Signature

                                                    ----------------------------
                                                    Signature if held jointly

                                                    ----------------------------
                                                    Title, if applicable